Exhibit 16(a)

April 21, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by LG&E and KU Energy LLC (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 304 of Regulation S-K, as part of the Registration Statement on Form S-4 of LG&E and KU Energy LLC dated April 21, 2011.  We agree with the statements concerning our Firm in such Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP